Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 3527 pr@benefitfocus.com Investor Relations: Michael Bauer 843-284-1052 ext. 6654 michael.bauer@benefitfocus.com

Benefitfocus Announces Fourth Quarter and Full Year 2018 Financial Results

Total revenue in the quarter grew 10% year-over-year to $74.8 million

Charleston, S.C. – February 26, 2019– Benefitfocus, Inc. (NASDAQ: BNFT), a leading cloud-based benefits management platform and services provider, today announced its fourth quarter and full year 2018 financial results. The company’s fundamentals continued to strengthen in the quarter with total revenue growing 10% compared to the prior year period. Recent business highlights include:

•	Net benefit eligible lives were 13.3 million at year-end, up from 11.2 million at the end of the prior year period and 10.2 million at the end of the fourth quarter 2016.
•

BenefitsPlace offerings increased in the fourth quarter with the addition of Securian Financial Group, which is a leading writer of group life insurance in the United States, and five specialty product suppliers.

•	Existing BenefitsPlace carriers, Allstate Corporation and The Hartford Financial Services Group, increased their BenefitsPlace offerings in the quarter.
•	Fourth quarter operating cash flow was $13.0 million, up from $9.1 million in the prior year period.
•	Large employer customers increased to 1,024 large employer customers, up from 920 at the end of the prior year period.
•	Sold convertible senior notes due 2023 that netted Benefitfocus approximately $201.0 million after deducting offering expenses and the cost of the capped call transactions.
•	On February 25, 2019, acquired certain complementary assets of Connecture, which is expected to expand our market opportunity into the individual, small and mid-market carrier segments.

“Our fourth quarter results capped a milestone year of strategic and financial accomplishments,” said Ray August, President and Chief Executive Officer of Benefitfocus.  “In 2018 we improved several key aspects of our business and drove meaningful shareholder value.  We are entering 2019 with significant momentum and believe we are well-positioned to build upon our strong fundamentals.”

August added, “Underlying our strong performance is our consumer focus and diversified growth strategy of adding lives and increasing average revenue per user. With our existing base of over 23 million Americans, which includes over 13 million net benefit eligible lives on our platform, our company has a tremendous opportunity to simplify the complex benefits landscape and drive value for all members of our platform ecosystem.”

Fourth Quarter 2018 Financial Highlights

Revenue

•	Total revenue was $74.8 million, an increase of 10% compared to the fourth quarter of 2017.
•	Software services revenue was $59.0 million, an increase of 10% compared to the fourth quarter of 2017.
•	Professional services revenue was $15.7 million, an increase of 10% compared to the fourth quarter of 2017.

Net Loss

•

GAAP net loss was ($13.0) million, compared to ($6.9) million in the fourth quarter of 2017. GAAP net loss per share was ($0.41), based on 32.0 million basic and diluted weighted average common shares outstanding, compared to

($0.22) for the fourth quarter of 2017, based on 31.3 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Income and Adjusted EBITDA

•

Non-GAAP net income was $4.7 million, compared to net loss of ($1.7) million in the fourth quarter of 2017. Non-GAAP net income per share was $0.14, based on 33.0 million diluted weighted average common shares outstanding, compared to a net loss of ($0.06) for the fourth quarter of 2017, based on 31.3 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $12.0 million, compared to $5.5 million in the fourth quarter of 2017.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Full Year 2018 Financial Highlights

Revenue

•	Total revenue was $258.7 million, an increase of 9% compared to the full year 2017.
•	Software services revenue was $202.3 million, an increase of 9% compared to the full year 2017.
•	Professional services revenue was $56.4 million, an increase of 9% compared to the full year 2017.
•	Employer revenue was $169.8 million, an increase of 11% compared to the full year 2017.
•	Insurance carrier revenue was $88.9 million, an increase of 7% compared to the full year 2017.

Net Loss

•

GAAP net loss was ($52.6) million, compared to ($50.3) million in 2017. GAAP net loss per share was ($1.66), based on 31.8 million basic and diluted weighted average common shares outstanding, compared to ($1.62) in 2017, based on 31.1 million basic and diluted weighted average common shares outstanding.

Non-GAAP Net Loss and Adjusted EBITDA

•

Non-GAAP net loss was ($18.3) million, compared to ($32.8) million in 2017. Non-GAAP net loss per share was ($0.57), based on 31.8 million basic and diluted weighted average common shares outstanding, compared to ($1.06) in 2017, based on 31.1 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA was $10.3 million, compared to ($5.0) million in 2017.

See important disclosures about non-GAAP measures, and a reconciliation of them to GAAP, below.

Balance Sheet

•

Cash and cash equivalents at December 31, 2018 totaled $190.9 million, compared to $51.1 million at the end of the third quarter of 2018.  The cash balance reflects net proceeds of approximately $201.0 million from the sale of convertible senior notes and the $39.2 million repayment of its senior secured credit facility.

Business Outlook

Based on information available as of February 26, 2019, Benefitfocus is providing guidance for the first quarter and full year 2019 as indicated below.

First Quarter 2019:

•	Total revenue is expected to be in the range of $66.5 million to $68.5 million.
•	Adjusted EBITDA is expected to be in the range of ($0.5) million to $1.5 million.

Full Year 2019:

•	Total revenue is expected to be in the range of $301.0 million to $309.0 million.

•	Adjusted EBITDA is expected to be in the range of $15.0 million to $20.0 million.

Management has not reconciled forward-looking Adjusted EBITDA to its most directly comparable GAAP measure of GAAP net loss.  Management is unable to predict with reasonable certainty the ultimate outcome of the various necessary GAAP components of such reconciliations, including, for example, those related to compensation, acquisition transactions and integration, or others that may arise during the year, without unreasonable effort. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts. See below for additional important disclosures regarding our non-GAAP financial measures.

Conference Call Details

In conjunction with this announcement, Benefitfocus will host a conference call to discuss the company’s financial results and business outlook on Tuesday, February 26, 2019, at 5:00 p.m. ET. To access this call, dial (877) 407-9208 (domestic) or (201) 493-6784 (international). A live webcast of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. After the conference call, a replay will be available until March 5, 2019, and can be accessed by dialing (844) 512-2921 (domestic) or (412) 317-6671 (international) with passcode 13686673.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire U.S. benefits industry on a single technology platform to protect consumers' health, wealth and lifestyle. Our powerful cloud-based software, data-driven insights and thoughtfully-designed services, enable employers, insurance brokers, carriers and suppliers to simplify the complexity of benefits administration and deliver a world-class benefits experience. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP gross profit, operating income (loss), net income (loss), net income (loss) per common share, and adjusted EBITDA. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP gross profit, operating income (loss), net income (loss) and net income (loss) per share exclude stock-based compensation expenses, amortization of acquisition-related intangible assets, transaction and acquisition-related costs expensed, if any, and costs not core to our business, if any.  We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense, expense related to the impairment of goodwill and intangible assets, transaction and acquisition-related costs expensed and costs not core to our business.  Beginning in the fourth quarter of 2018, we revised our definition of adjusted EBITDA to also exclude acquisition-related costs expensed.  The revision to the definition of adjusted EBITDA had no material impact on our reported adjusted EBITDA for the three months and year ended December 31, 2018 or prior periods. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents these non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, their inclusion should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including where applicable in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: our continuing losses and need to achieve GAAP profitability; fluctuations in our financial results; the immature and volatile market for our products and services;

risks related to changing healthcare and other applicable regulations; risks associated with acquisitions; our ability to maintain our culture, recruit and retain qualified personnel and effectively expand our sales force; cyber-security risks;  the need to innovate and provide useful products and services; our ability to compete effectively; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings,  copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Source: Benefitfocus, Inc.

Benefitfocus, Inc.
Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$74,771	$67,879	$258,721	$236,842
Cost of revenue (1)(2)	35,413	34,174	129,277	127,382
Gross profit	39,358	33,705	129,444	109,460
Operating expenses:(1)(2)
Sales and marketing	22,201	18,230	78,179	70,583
Research and development	13,075	12,327	47,902	49,549
General and administrative	13,719	6,781	43,062	27,268
Total operating expenses	48,995	37,338	169,143	147,400
Loss from operations	(9,637)	(3,633)	(39,699)	(37,940)
Other income (expense):
Interest income	51	53	250	182
Interest expense on building lease financing obligations	(1,870)	(1,865)	(7,471)	(7,450)
Interest expense on other borrowings	(1,495)	(1,405)	(5,685)	(4,931)
Other expense	(9)	–	6	(140)
Total other expense, net	(3,323)	(3,217)	(12,900)	(12,339)
Loss before income taxes	(12,960)	(6,850)	(52,599)	(50,279)
Income tax expense	6	5	28	15
Net loss	$(12,966)	$(6,855)	$(52,627)	$(50,294)
Comprehensive loss	$(12,966)	$(6,855)	$(52,627)	$(50,294)

Net loss per common share:
Basic and diluted	$(0.41)	$(0.22)	$(1.66)	$(1.62)
Weighted-average common shares outstanding:
Basic and diluted	31,988,033	31,285,263	31,756,415	31,052,378

(1) Stock-based compensation included in above line items:
Cost of revenue	$3,011	$705	$5,164	$2,508
Sales and marketing	3,794	1,378	6,764	4,953
Research and development	3,407	790	5,510	2,990
General and administrative	6,310	1,618	11,430	5,686

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$–	$36	$81	$141
Sales and marketing	–	14	31	52
Research and development	–	12	27	50
General and administrative	–	2	11	15

Benefitfocus, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	As of December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$190,928	$55,335
Accounts receivable, net	21,077	30,091
Contract, prepaid and other current assets	16,667	15,859
Total current assets	228,672	101,285
Property and equipment, net	69,965	72,681
Intangible assets, net	–	150
Goodwill	1,634	1,634
Deferred contract costs and other non-current assets	13,668	16,253
Total assets	$313,939	$192,003
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$8,687	$4,260
Accrued expenses	11,461	9,110
Accrued compensation and benefits	17,269	14,250
Deferred revenue, current portion	36,540	43,804
Revolving line of credit, current portion	–	24,000
Financing and capital lease obligations, current portion	4,486	3,423
Total current liabilities	78,443	98,847
Deferred revenue, net of current portion	9,323	11,223
Convertible senior notes	176,692	–
Revolving line of credit, net of current portion	–	32,246
Financing and capital lease obligations, net of current portion	57,116	55,597
Other non-current liabilities	2,575	2,809
Total liabilities	324,149	200,722
Commitments and contingencies
Stockholders' deficit:
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2018 and December 31, 2017	-	-
Common stock, par value $0.001, 50,000,000 shares authorized, 32,017,773 and 31,307,989 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	32	31
Additional paid-in capital	403,631	352,496
Accumulated deficit	(413,873)	(361,246)
Total stockholders' deficit	(10,210)	(8,719)
Total liabilities and stockholders' deficit	$313,939	$192,003

Benefitfocus, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities
Net loss	$(52,627)	$(50,294)	$(40,346)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	15,815	15,906	13,073
Stock-based compensation expense	28,868	16,137	18,088
Interest accrual on financing obligations	7,521	7,500	6,827
Loss on disposal or impairment of property and equipment	7	157	141
Provision for doubtful accounts	364	75	667
Changes in operating assets and liabilities:
Accounts receivable, net	8,650	2,800	(3,936)
Accrued interest on short-term investments	–	7	220
Contract, prepaid and other current assets	(570)	4,519	(6,716)
Deferred costs and other non-current assets	3,137	5,538	3,816
Accounts payable and accrued expenses	6,566	(3,015)	(859)
Accrued compensation and benefits	649	(3,097)	(3,337)
Deferred revenue	(9,165)	(1,922)	(12,537)
Other non-current liabilities	(234)	(248)	2,073
Net cash and cash equivalents provided by (used in) operating activities	8,981	(5,937)	(22,826)
Cash flows from investing activities
Purchases of short-term investments held to maturity	–	–	(2,004)
Proceeds from short-term investments held to maturity	–	2,000	40,225
Purchases of property and equipment	(8,290)	(8,279)	(12,705)
Net cash and cash equivalents (used in) provided by investing activities	(8,290)	(6,279)	25,516
Cash flows from financing activities
Draws on revolving line of credit	115,000	105,000	84,000
Payments on revolving line of credit	(171,246)	(89,000)	(74,000)
Proceeds from issuance of convertible notes	240,000	–	–
Payments of debt issuance costs and deferred financing costs	(6,000)	–	(379)
Purchase of convertible note capped call hedge	(33,024)	–	–
Proceeds from exercises of stock options and ESPP	712	3,715	6,870
Remittance of taxes upon vesting of restricted stock units	–	–	(202)
Payments on financing and capital lease obligations	(10,540)	(9,017)	(10,200)
Net cash and cash equivalents provided by financing activities	134,902	10,698	6,089
Net increase (decrease) in cash and cash equivalents	135,593	(1,518)	8,779
Cash and cash equivalents, beginning of year	55,335	56,853	48,074
Cash and cash equivalents, end of year	$190,928	$55,335	$56,853

Supplemental disclosure of non-cash investing and financing activities
Property and equipment purchases in accounts payable and accrued expenses	$244	$389	$699
Property and equipment purchased with financing and capital lease obligations	$4,810	$-	$28,032
Post contract support purchased with financing obligations	$790	$-	$1,048
Debt issuance costs included in accounts payable and accrued expenses	$358	$-	$-
Supplemental disclosure of cash flow information
Income taxes paid	$28	$14	$7
Interest paid	$11,884	$10,911	$6,655

Benefitfocus, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation from Gross Profit to Non-GAAP Gross Profit:
Gross profit	$39,358	$33,705	$129,444	$109,460
Amortization of acquired intangible assets	—	36	81	141
Stock-based compensation expense	3,011	705	5,164	2,508
Total net adjustments	3,011	741	5,245	2,649
Non-GAAP gross profit	$42,369	$34,446	$134,689	$112,109

Reconciliation from Operating Loss to Non-GAAP Operating Income (Loss):
Operating loss	$(9,637)	$(3,633)	$(39,699)	$(37,940)
Amortization of acquired intangible assets	—	64	150	258
Stock-based compensation expense	16,522	4,491	28,868	16,137
Transaction costs expensed	250	—	507	—
Costs not core to our business	921	578	4,843	1,058
Total net adjustments	17,693	5,133	34,368	17,453
Non-GAAP operating income (loss)	$8,056	$1,500	$(5,331)	$(20,487)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(12,966)	$(6,855)	$(52,627)	$(50,294)
Depreciation	2,857	3,146	11,721	12,391
Amortization of software development costs	1,046	848	3,944	3,257
Amortization of acquired intangible assets	—	64	150	258
Interest income	(51)	(53)	(250)	(182)
Interest expense on building lease financing obligations	1,870	1,865	7,471	7,450
Interest expense on other borrowings	1,495	1,405	5,685	4,931
Income tax expense	6	5	28	15
Stock-based compensation expense	16,522	4,491	28,868	16,137
Transaction costs expensed	250	—	507	—
Costs not core to our business	921	578	4,843	1,058
Total net adjustments	24,916	12,349	62,967	45,315
Adjusted EBITDA	$11,950	$5,494	$10,340	$(4,979)

Reconciliation from Net Loss to Non-GAAP Net Income (Loss):
Net loss	$(12,966)	$(6,855)	$(52,627)	$(50,294)
Amortization of acquired intangible assets	—	64	150	258
Stock-based compensation expense	16,522	4,491	28,868	16,137
Transaction costs expensed	250	—	507	—
Costs not core to our business	921	578	4,843	1,058
Total net adjustments	17,693	5,133	34,368	17,453
Non-GAAP net income (loss)	$4,727	$(1,722)	$(18,259)	$(32,841)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net income (loss)	$4,727	$(1,722)	$(18,259)	$(32,841)

Weighted average shares outstanding - basic and diluted	31,988,033	31,285,263	31,756,415	31,052,378
Shares used in computing non-GAAP net income (loss) per share - basic	31,988,033	31,285,263	31,756,415	31,052,378
Shares used in computing non-GAAP net income (loss) per share - diluted	33,002,298	31,285,263	31,756,415	31,052,378
Non-GAAP net income (loss) per common share - basic	$0.15	$(0.06)	$(0.57)	$(1.06)
Non-GAAP net income (loss) per common share - diluted	$0.14	$(0.06)	$(0.57)	$(1.06)